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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999 (except as to Note 12 of the Notes to Consolidated Financial Statements for which the date is July 1,
1999) relating to the financial statements, which appear in Quokka Sports, Inc.'s Form S-1/A as filed on July 27, 1999 (Registration No. 333-76981),

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Francisco, California
August 28, 1999